                              SCHULER HOMES, INC.
                              828 FORT STREET MALL
                                  FOURTH FLOOR
                               HONOLULU, HI 96813

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 2000

                             ---------------------

To our Stockholders:

    You are cordially invited to attend the Annual Meeting of Stockholders of SCHULER HOMES, INC. (the "Company") which will be held at Room #1 on the 8th Floor of the Pacific Tower at 1001 Bishop Street, Honolulu, Hawaii, at
10:00 a.m. on Monday, May 22, 2000, for the following purposes:

    1. To elect two members of the Board of Directors to serve for three-year terms ending in the year 2003 or until their successors have been duly elected and qualified;

    2.  To approve the adoption of the Company's 2000 Incentive Bonus Plan;

    3. To ratify the appointment of Ernst & Young LLP as independent public accountants of the Company for the fiscal year ending December 31, 2000; and

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    These matters are more fully described in the proxy statement accompanying this notice.

    Only stockholders of record at the close of business on April 5, 2000 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the time and place of the meeting and, during the ten days prior to the meeting, at the executive offices of the Company.

    All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

    Please read the proxy material carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

                                          Very truly yours,

                                          /s/ James K. Schuler

                                          James K. Schuler
                                          CHAIRMAN OF THE BOARD,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Honolulu, Hawaii
April 20, 2000

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

              STOCKHOLDERS SHOULD READ THE ENTIRE PROXY STATEMENT
                   CAREFULLY PRIOR TO RETURNING THEIR PROXIES

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                       ANNUAL MEETING OF STOCKHOLDERS OF
                              SCHULER HOMES, INC.
                            TO BE HELD MAY 22, 2000

                            ------------------------

    This proxy statement is furnished in connection with the solicitation by the Board of Directors of SCHULER HOMES, INC., a Delaware corporation (Schuler Homes" or the Company") of proxies to be voted at the Annual Meeting of Stockholders (Annual Meeting") which will be held at 10:00 a.m. on Monday, May 22, 2000, at Room #1 on the 8th Floor of the Pacific Tower at 1001 Bishop Street, Honolulu, Hawaii 96813 or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the proxy card were first mailed to stockholders on or about April 20, 2000.

                         VOTING RIGHTS AND SOLICITATION

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. The close of business on April 5, 2000 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting. As of that date, Schuler Homes had 21,400,646 shares of common stock, $.01 par value per share (the Common Stock"), issued, 20,100,946 of which were outstanding. All of the shares of the Company's Common Stock outstanding on the record date are entitled to vote at the Annual Meeting, and stockholders of record entitled to vote at the meeting will have one (1) vote for each share so held on the matters to be voted upon.

    Shares of the Company's Common Stock represented by proxies in the accompanying form which are properly executed and returned to Schuler Homes will be voted at the Annual Meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of the directors as described herein under Proposal 1--Election of Directors," FOR approval of the 2000 Incentive Bonus Plan as described herein under the Proposal 2--Approval of 2000 Incentive Bonus Plan," and FOR ratification of the selection of accountants as described herein under "Proposal 3--Ratification of Selection of Independent Public Accountants." Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment. Any stockholder has the right to revoke his or her proxy at any time before it is voted by (i) delivering to the Company at its principal executive office at 828 Fort Street Mall, Fourth Floor, Honolulu, Hawaii 96813, Attention: Chief Financial Officer, a written notice of revocation or duly executed proxy bearing a later date, or (ii) attending the meeting and voting in person. Election of directors by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election present in person or represented by proxy. The other matters submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and will have the same effect as negative votes, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    The entire cost of soliciting proxies will be borne by Schuler Homes. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by officers and regular Schuler Homes employees for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must be received no later than December 22, 2000, in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board of Directors for the 2001 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than March 6, 2001.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The members of the Board of Directors of Schuler Homes are classified into three classes, one of which is elected at each Annual Meeting to hold office for a three-year term and until successors of such class have been elected and qualified. The nominees for the Board of Directors are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for director listed below. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for any nominee listed below. As of the date of this proxy statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director.

    THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.

NOMINEES TO BOARD OF DIRECTORS

                                                                                     CLASS AND YEAR
                                                                          DIRECTOR   IN WHICH TERM
NAME                                      PRINCIPAL OCCUPATION             SINCE      WILL EXPIRE       AGE
----                             ---------------------------------------  --------   --------------   --------
Pamela S. Jones................  Senior Vice President of Finance and       1992     Class II 2003       39
                                 Chief Financial Officer of Schuler
                                   Homes, Inc.

Martin T. Hart.................  Independent businessman                    1992     Class II 2003       65

    Pamela S. Jones has been the Company's Senior Vice President of Finance and Chief Financial Officer since January 1992. From July 1988 to January 1992,
Ms. Jones served as Vice President of Finance and Chief Financial Officer of JPS Hawaii, Inc., the predecessor of the Company. From September 1983 to May 1988, Ms. Jones worked as a Certified Public Accountant as Manager for the Seattle, Washington office of Touche Ross & Co., a national accounting firm. Ms. Jones is a member of the Washington Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

    Martin T. Hart has served as a director of the Company since April 1992. Mr. Hart is a private investor and has owned and managed a number of companies over the years. Mr. Hart serves as a director of P.J. America, Inc., a food service company, MassMutual Corporate Investors, an investment company, MassMutual Participation Investors, Inc., an investment company, T-Netix, Inc., a communications company, and Vail Banks, Inc., a bank holding company.

DIRECTORS NOT STANDING FOR ELECTION

    The members of the Board of Directors who are not standing for election at this year's Annual Meeting are set forth below.

                                                                                     CLASS AND YEAR
                                                                          DIRECTOR   IN WHICH TERM
NAME                                      PRINCIPAL OCCUPATION             SINCE      WILL EXPIRE       AGE
----                             ---------------------------------------  --------   --------------   --------
James K. Schuler...............  Chairman of the Board, President and       1992     Class I 2001        61
                                   Chief Executive Officer of Schuler
                                   Homes, Inc.

Michael T. Jones...............  Executive Vice President of Operations     1992     Class I 2001        40
                                 of Schuler Homes, Inc./Hawaii Division
                                   President

Bert T. Kobayashi, Jr..........  Attorney, Kobayashi, Sugita & Goda (law    1992     Class III 2002      59
                                   firm)

Thomas A. Bevilacqua...........  Chief Corporate Development and            1997     Class III 2002      43
                                 Strategic Investment Officer, E*Trade
                                   Group, Inc.

    James K. Schuler was the founder of the Company and has been the Company's Chairman of the Board, President and Chief Executive Officer since the Company's fincorporation in Delaware in January 1992. From 1988 to January 1992,
Mr. Schuler served as Chairman of the Board, President and Chief Executive Officer of JPS Hawaii, Inc. Since 1973 he has been President of James K.
Schuler & Associates, Inc., a private single- and multi-family development company that constructed homes in Hawaii, California, Washington and Texas ("JKS").

    Michael T. Jones has been the Company's Executive Vice President of Operations of the Hawaii division since January 1992 and in early 1999 was named Hawaii Division President. From July 1988 to January 1992, Mr. Jones served as Executive Vice President of Real Estate Development and Marketing of JPS
Hawaii, Inc. From 1983 to June 1988, Mr. Jones was Construction Project Manager for Pacific West Sport & Racquet Clubs, a developer and operator of athletic and recreational facilities, and Vice President of Real Estate Development for JKS.

    Bert T. Kobayashi, Jr. has served as a director of the Company since
June 1992. Mr. Kobayashi is a senior partner of the Honolulu law firm Kobayashi, Sugita & Goda. Mr. Kobayashi has been a director of First Hawaiian Bank since 1974 and has served as a director of BancWest Corp., the parent company of First Hawaiian Bank, since 1991.

    Thomas A. Bevilacqua has been a director of the Company since April 1997. Mr. Bevilacqua is Chief Corporate Development & Strategic Investment Officer of E*Trade Group, Inc. From 1991 to April 1999 Mr. Bevilacqua was a partner of Brobeck, Phleger & Harrison LLP and served on that firm's Executive Committee. Mr. Bevilacqua is a director of E*Trade Online Ventures.

    Pamela S. Jones is the daughter of James K. Schuler. Michael T. Jones and Pamela S. Jones are husband and wife.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of five meetings during fiscal 1999. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served.

    The Company has an Audit Committee and a Compensation Committee of the Board of Directors. There is no nominating committee or committee performing the functions of such committee.

    The Audit Committee meets with the Company's financial management and its independent accountants and reviews internal control conditions, audit plans and results, and financial reporting procedures. This Committee, currently consisting of Michael T. Jones, Martin T. Hart and Bert T. Kobayashi, Jr., held one meeting during fiscal 1999.

    The Compensation Committee reviews and approves the Company's compensation arrangements, including incentive bonuses, for key employees and administers the 1992 Stock Option Plan and the 1998 Employee Stock Purchase Plan. This Committee, currently consisting of Martin T. Hart and Bert T. Kobayashi, Jr. held one meeting during fiscal 1999.

                             DIRECTOR REMUNERATION

    Non-employee members of the Board of Directors are each paid an annual retainer fee of $20,000 plus a fee of $500 per meeting and are reimbursed for all out-of-pocket costs incurred in connection with their attendance at such meetings. Upon joining the Board of Directors, each non-employee member also receives an option grant for 20,000 shares of Common Stock under the Company's 1992 Stock Option Plan. Automatic option grants in the amount of 5,000 shares are made annually to each individual who continues to serve as a non-employee Board of Directors member on the date of each subsequent Annual Meeting. Accordingly, in May 1999, Martin T. Hart, Bert T. Kobayashi, Jr. and Thomas A. Bevilacqua each received an option grant for 5,000 shares of Common Stock with an exercise price per share of $7.38.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Certificate of Incorporation and Bylaws provide for indemnification of all directors and officers. Each director and officer of the Company has entered into a separate indemnification agreement with the Company.

                                   PROPOSAL 2
                     APPROVAL OF 2000 INCENTIVE BONUS PLAN

    The Compensation Committee has adopted, subject to stockholder approval, the Schuler Homes, Inc. 2000 Incentive Bonus Plan (the "Plan"). The Compensation Committee, which consists of two outside directors, believes that the Plan will enhance the ability of the Company to attract and retain individuals of exceptional managerial talent and enable the Company to pay competitive compensation without necessarily losing any tax deductions available to the Company for the compensation. In order for compensation in excess of $1 million paid in any given year to the Company's chief executive officer or any of the Company's four other most highly compensated executive officers named in the proxy statement (the "covered executives") to be deductible by the Company for income tax purposes, such compensation must qualify as "performance-based" under
Section 162(m) of the Internal Revenue Code. The Company intends for awards to covered executives to qualify for the performance-based compensation exemption under Section 162(m). However, there can be no assurance that these awards will satisfy the requirements for deductibility under Section 162(m).

ELIGIBLE PARTICIPANTS

    Although there may be minor variation from one division to another, generally, substantially all of the Company's employees, except those who receive commissions, are eligible to participate in the Plan. Membership on the Board of Directors of the Company does not make an employee ineligible for an award under the Plan. The Compensation Committee may determine which employees will participate in the Plan. Approximately 364 employees are currently eligible to participate in the Plan.

AWARDS UNDER THE PLAN

    The Compensation Committee will establish target award levels and performance criteria for each performance period in which awards are made under the Plan, generally a fiscal year or quarter. The Compensation Committee must base the performance criteria for a performance period on any one or more of the following measures: return on investment; revenues; backlog; gross margin; sales; general and administrative expenses; pre-tax income; net income; cash flow; earnings per share; return on operating assets; return on equity; operating profit; shareholder return; market share improvement; or economic value added. Such criteria may be particular to a line of business, region, division, or other unit or may be based on the Company generally or any affiliate. The Compensation Committee may set multiple target award levels based on varying levels of attainment of the performance criteria.

    The Company will pay awards as soon as practicable after a fiscal year or quarter, except to the extent awards are deferred by participants under arrangements with the Company.

    The Compensation Committee can adjust awards made under the Plan, upward or downward, for participants based on individual performance, change in status, and on the basis of such quantitative and qualitative performance measures and evaluations as it deems appropriate. The Compensation Committee, however, may not adjust performance-based compensation for any covered employee in a manner that would increase the value of the award to the covered employee.

AWARD LIMITATIONS

    Notwithstanding any other provision of the Plan, the maximum award payable to any employee with respect to any fiscal year of the Company will be $3 million. Prior to the payment of any compensation intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, the Compensation Committee must certify in writing the attainment of the performance criteria for the performance period.

OTHER PROVISIONS

    The Compensation Committee has the full power to administer and interpret the Plan and to establish rules for the administration of the Plan. Each of the members of the Compensation Committee must qualify as an outside director under
Section 162(m) of the Internal Revenue Code. Except with respect to covered employees, the Compensation Committee can delegate all or any of its responsibilities and powers to any one or more of its members, or to any person or committee selected by it.

    The Board of Directors may modify or terminate the Plan at any time. This Plan will not prevent the Company from adopting, continuing, amending or terminating such additional compensation arrangements, as it deems desirable for participants under this Plan or other employees of the Company. Additional compensation arrangements could include generally any additional bonus, equity incentive or retirement plans. Awards to covered executives under any additional compensation arrangements may or may not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

    Since awards under the performance criteria adopted by the Compensation Committee will be based on the Company's future performance, no incentive compensation under the Plan has yet been earned by any employee. Consequently, the amount of annual incentive compensation to be paid in the future to the Company's current or future employees cannot be determined at this time, because actual amounts depend on actual performance and on the Compensation Committee's discretion to adjust those amounts. The following table shows the benefits that would have been received by the individuals listed below if the Plan had been in effect in 1999.

ANNUAL INCENTIVE BONUS PLAN AWARDS

NAME AND PRINCIPAL POSITION                                    BONUS(1)
---------------------------                                   ----------
James K. Schuler ...........................................  $  428,720
Chairman of the Board, President and Chief Executive Officer

Harvey L. Goth .............................................  $  107,181
Senior Vice President of Acquisition and Development

Pamela S. Jones ............................................  $  264,360
Senior Vice President of Finance and Chief Financial
Officer, Director

David L. Oyler .............................................  $  661,818
Vice President/Division President--Melody Homes, Inc.

Douglas M. Tonokawa ........................................  $  107,181
Vice President of Finance

All executive officers as a group...........................  $1,584,030

All non-executive officer directors as a group(2)...........  $       --

All employees as a group, except executive officers.........  $5,221,469

------------------------

(1) The amounts shown under the Plan are the same as the amounts the individual listed above actually received.

(2) Non-employees are not eligible to participate in the Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PLAN. THE BOARD BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY TO HAVE AN INCENTIVE BONUS PLAN THAT IS BASED ON THE PREMISE THAT THE ACHIEVEMENTS OF THE COMPANY RESULT FROM THE COORDINATED EFFORTS OF ALL INDIVIDUALS WORKING TOWARD THE COMMON OBJECTIVE OF INCREASING STOCKHOLDER VALUE.

                                   PROPOSAL 3
          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of Ernst & Young LLP served as independent public accountants for the Company for the fiscal year ended December 31, 1999. The Board of Directors has appointed Ernst & Young LLP to serve in the same capacity for the current fiscal year and is asking stockholders to ratify the selection of Ernst & Young LLP by the Board of Directors as independent public accountants. The affirmative vote of a majority of the shares presented and voting at the meeting is required to ratify the selection of Ernst & Young LLP. In the event that stockholders fail to ratify the selection of Ernst & Young LLP, the Board of Directors would reconsider such selection.

    A representative of Ernst & Young LLP is expected to attend the Annual Meeting and has indicated that he has no statement to make, but will be available to respond to appropriate questions and to make a statement if such representative desires to do so.

    THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                                 OTHER MATTERS

    Management does not know of any matters to be presented at this Annual Meeting other than those set forth herein and in the notice accompanying this proxy statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 31, 2000 (except as indicated in the footnotes below) by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of the Common Stock of the Company, (ii) each director, (iii) each officer listed in the Summary Compensation Table and (iv) all directors and executive officers as a group. All shares are subject to the named person's sole voting and investment power except where otherwise indicated.

NAME AND ADDRESS                                               NUMBER OF SHARES     PERCENT OF
OF BENEFICIAL OWNER                                           BENEFICIALLY OWNED   COMMON STOCK
-------------------                                           ------------------   ------------
James K. Schuler(1)(2)
828 Fort Street Mall, 4th Floor
Honolulu, Hawaii 96813......................................      10,433,828           51.9%

Franklin Resources, Inc.(3)
777 Mariners Island Boulevard
San Mateo, California 94404.................................       1,655,800            8.2%

State of Wisconsin Investment Board(4)
P.O. Box 7842
Madison, Wisconsin 53707....................................       1,540,000            7.7%

Loomis, Sayles & Company, L.P.(5)
One Financial Center
Boston, MA 02111............................................       1,505,742            7.5%

Dimensional Fund Advisors Inc.(6)
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401......................................       1,420,600            7.1%

Goldman Sachs Assset Management(7)
1 New York Plaza
New York, NY 10004..........................................       1,200,000            6.0%

Harvey L. Goth(8)...........................................          31,716             (9)

Pamela S. Jones(2)(10)......................................         168,920             (9)

David L. Oyler(11)..........................................          45,493             (9)

Douglas M. Tonokawa(12).....................................          32,583             (9)

Michael T. Jones(13)........................................         168,920             (9)

Martin T. Hart(14)..........................................          38,558             (9)

Bert T. Kobayashi, Jr.(15)..................................          39,875             (9)

Thomas A. Bevilacqua(16)....................................          19,167             (9)

All directors and executive officers as a group
(9 persons)(2)(17)..........................................      10,810,140           53.0%

------------------------

 (1) Excludes 2,001 shares, of which Mr. Schuler has no voting or investment power, owned by Mrs. Schuler. Mr. Schuler had sole voting power with respect to 9,933,828 shares.

 (2) Includes 500,000 shares held by a nonprofit corporation for which Mr. Schuler and Ms. Jones serve as directors. The other four directors consisted of Mr. Schuler's wife and three of their respective children not sharing the same household. Ms. Jones disclaims beneficial ownership of such shares.

 (3) According to an amendment to a Schedule13G dated January 31, 2000, these shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by subsidiaries of Franklin Resources, Inc. ("FRI"), which subsidiaries have sole voting and investment power over such shares. The Schedule 13G was filed by FRI, Charles B. Johnson and Rupert H. Johnson, Jr. (each of whom owns in excess of 10% of the outstanding Common Stock of FRI), both with the same address, and Templeton Investment Counsel, Inc. (investment advisor to FRI), 500 East Broward Blvd., Suite 2100, Ft. Lauderdale, FL33394.

 (4) According to an amendment to a Schedule 13G dated February 10, 2000, the State of Wisconsin Investment Board has sole voting and dispositive power for all shares.

 (5) According to an amendment to a Schedule 13G dated February 2, 2000, Loomis, Sayles & Company, L.P. has sole voting power with respect to 1,259,854 shares, shared voting power with respect to 188,504 shares and shares dispositive power with respect to all 1,505,742 shares.

 (6) According to a Schedule 13G dated February 4, 2000, Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under
     Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts own all 1,420,600 shares. In its role as investment advisor or manager, Dimensional possesses both voting and investment power over all of these shares, and Dimensional disclaims beneficial ownership of these shares.

 (7) According to a Schedule 13G dated September 13, 1999, Goldman Sachs Asset Management, a separate operating division of Goldman, Sachs & Co., and Goldman Sachs Management Partners, L.P. shared voting and dispositive power for all shares. These shares were transferred by James K. Schuler to certain investment funds administered by Goldman Sachs Asset Management and Goldman Sachs Management Partners, L.P.

 (8) Includes 13,997 shares which Mr. Goth has the option to purchase within 60 days of March 31, 2000.

 (9) Less than 1%.

 (10) Includes (i) 1 share, over which Ms. Jones has no voting or investment power, owned by Mr. Jones, (ii) 12,400 shares, over which Mr. Jones and Ms. Jones have shared voting and investment power, held by Mr. Jones and Ms. Jones as custodian for their children, (iii) 68,088 shares which Ms. Jones has the option to purchase within 60 days of March 31, 2000, and
      (iv) 67,838 shares which Mr. Jones has the option to purchase within 60 days of March 31, 2000.

 (11) Includes 33,585 shares which Mr. Oyler has the option to purchase within 60 days of March 31, 2000.

 (12) Includes 25,083 shares which Mr. Tonokawa has the option to purchase within 60 days of March 31, 2000.

 (13) Includes (i) 1 share over which Mr. Jones has no voting or investment power, owned by Ms. Jones, (ii) 12,400 shares over which Mr. Jones and Ms. Jones have shared voting and investment power, held by Mr. Jones and Ms. Jones as custodian for their children, (iii) 67,838 shares which Mr. Jones has the option to purchase within 60 days of March 21, 2000, and
      (iv) 68,088 shares which Ms. Jones has the option to purchase within 60 days of March 31, 2000.

 (14) Represents 38,558 shares which Mr. Hart has the option to purchase within 60 days of March 31, 2000.

 (15) Includes 39,375 shares which Mr. Kobayashi has the option to purchase within 60 days of March 31, 2000.

 (16) Represents 19,167 shares which Mr. Bevilacqua has the option to purchase within 60 days of March 31, 2000.

 (17) Includes shares which the directors and executive officers have the option to purchase within 60 days of March 31, 2000. Does not include an aggregate of 125,144 shares issuable upon exercise of stock options which are not currently exercisable and will not be exercisable within 60 days of March 31, 2000. See also footnotes 10 and 13 above.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth the compensation earned by the Company's Chief Executive Officer and the Company's four other highest-paid executive officers for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 1999, 1998 and 1997, respectively. No other executive officer who would otherwise have been included in such table on the basis of salary and bonus for fiscal year 1999 has been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                            COMPENSATION
                                                                            ------------
                                                                               AWARDS
                                             ANNUAL COMPENSATION            ------------
                                        ------------------------------       SECURITIES        ALL OTHER
                                                    SALARY                   UNDERLYING       COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR       (1)       BONUS          OPTIONS             (2)
---------------------------             --------   --------   --------      ------------      ------------
James K. Schuler .....................    1999     $650,000   $428,720             --                --
Chairman of the Board, President and      1998     $650,000   $210,930             --                --
Chief Executive Officer                   1997     $650,000         --             --                --

Harvey L. Goth .......................    1999     $149,000   $107,181          3,000            $2,500
Senior Vice President of Acquisition      1998     $149,000   $ 52,733          3,500            $2,377
and Development                           1997     $149,000   $ 15,000         19,700(3)         $2,235

Pamela S. Jones ......................    1999     $165,000   $264,360         15,000            $2,496
Senior Vice President of Finance and      1998     $157,500   $105,465         35,000            $1,975
Chief Financial Officer, Director         1997     $150,000   $ 50,000         40,900(3)         $1,200

David L. Oyler .......................    1999     $139,256   $661,818          6,000            $8,500(4)
Vice President/Colorado Division          1998     $139,256   $459,027         15,000            $8,500(4)
President--Melody Homes, Inc.             1997     $139,256   $397,932         30,000            $2,375

Douglas M. Tonokawa ..................    1999     $120,000   $107,181          5,000            $2,500
Vice President of Finance                 1998     $113,000   $ 52,733         10,000            $2,378
                                          1997     $106,000   $ 25,000         17,500(3)         $1,590

------------------------

(1) Salary includes amounts deferred pursuant to the 401(k) Retirement Savings Plan.

(2) Represents the Company's discretionary and matching contributions made to the 401(k) Retirement Savings Plan.

(3) Includes options granted in 1997 at a new exercise price in cancellation of pre-existing options originally granted from 1992 to 1995 but with a higher exercise price as follows:

Harvey L. Goth..............................................   14,700
Pamela S. Jones.............................................   35,900
Douglas M. Tonokawa.........................................   12,500

(4) Includes automobile allowance of $6,000.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

    The following table contains information concerning the grant of stock options under the Company's 1992 Stock Option Plan for the 1999 fiscal year to the Named Executive Officers. Except for the limited stock appreciation rights described in footnote 7 below, no stock appreciation rights were granted to the named executive officers during such fiscal year. The table also lists potential realizable values of such options on the basis of assumed annual compounded stock appreciation rates of 5% and 10% over the life of the options which are set at a maximum of 10 years.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE
INDIVIDUAL GRANTS                                                                              VALUE AT
--------------------------------------------------------------------------------------    ASSUMED ANNUAL RATE
                             NUMBER OF     PERCENT OF TOTAL                                 OF STOCK PRICE
                             SECURITIES        OPTIONS        EXERCISE OR                  APPRECIATION FOR
                             UNDERLYING        GRANTED        BASE PRICE                      OPTION TERM
                              OPTIONS      TO EMPLOYEES IN     PER SHARE    EXPIRATION   ---------------------
NAME                          GRANTED       FISCAL YEAR(1)        (2)          DATE        5%(3)      10%(3)
----                        ------------   ----------------   -----------   ----------   ---------   ---------
James K. Schuler (4)......            --           --           $   --             --     $    --    $     --

Harvey L. Goth............   1,000(5)(7)          0.4%          $6.000        3/30/09     $ 3,773    $  9,562
                             2,000(6)(7)          0.8%          $6.375        9/19/09     $ 8,018    $ 20,320

Pamela S. Jones...........   5,000(5)(7)          1.9%          $6.000        3/30/09     $18,867    $ 47,812
                            10,000(6)(7)          3.8%          $6.375        9/19/09     $40,092    $101,601

David L. Oyler............   1,700(5)(7)          0.6%          $6.000        3/30/09     $ 6,415    $ 16,256
                             4,300(6)(7)          1.6%          $6.375        9/19/09     $17,240    $ 43,688

Douglas M. Tonokawa.......   2,000(5)(7)          0.8%          $6.000        3/30/09     $ 7,547    $ 19,125
                             3,000(6)(7)          1.1%          $6.375        9/19/09     $12,028    $ 30,480

------------------------

(1) Based on options for a total of 262,200 shares granted to employees during fiscal year 1999.

(2) The exercise price of each option may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state tax liability incurred in connection with such exercise. The Compensation Committee has the authority to reprice outstanding options through the cancellation of those options and the grant of replacement options with an exercise price equal to the lower fair market value of the option shares on the regrant date.

(3) The potential realizable value is reported net of the option price, but before income taxes associated with exercise. These amounts represent assumed annual compounded rates of appreciation at 5% and 10% only from the date of grant to the expiration date of the option. These amounts are calculated based on the requirements of the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the executive officers.

(4) James K. Schuler has not been granted options under the 1992 Stock Option Plan.

(5) Each option will become exercisable for 25% of the option shares upon completion of one (1) year of service measured from the date of grant and for the balance of the option shares in a series of 36 successive equal monthly installments upon the optionee's completion of each additional month of service thereafter. The option was granted on March 31, 1999.

(6) Each option will become exercisable for 25% of the option shares upon completion of one (1) year of service measured from the date of grant and for the balance of the option shares in a series of 36 successive equal monthly installments upon the optionee's completion of each additional month of service thereafter. The option was granted on September 20, 1999.

(7) Each option will become immediately exercisable for all of the option shares in the event the Company is acquired by merger or sale of substantially all of the Company's assets or outstanding Common Stock, unless the option is assumed or otherwise replaced by the acquiring entity. The Compensation Committee has authority to provide for the acceleration of each option in connection with certain hostile tender offers or proxy contests for Board membership. Each option includes a limited stock appreciation right pursuant to which the option will automatically be cancelled upon the occurrence of certain hostile tender offers, in return for a cash distribution from the Company based on the tender offer price per share. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company.

OPTION EXERCISES AND HOLDINGS

    The following table provides information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the last fiscal year. No stock appreciation rights were exercised during fiscal year 1999, and except for the limited stock appreciation rights described in footnote 7 to the Option Grant Table above, no stock appreciation rights were held by such named executive officers as of the end of fiscal 1999.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                                                VALUE OF UNEXERCISED
                                                                                               IN-THE-MONEY OPTIONS AT
                                                   VALUE          NUMBER OF SECURITIES         FISCAL YEAR-END (MARKET
                                                 REALIZED        UNDERLYING UNEXERCISED       PRICE OF SHARES AT FISCAL
                                               (MARKET PRICE           OPTIONS AT               YEAR-END ($6.50) LESS
                                   SHARES      AT EXERCISE,          FISCAL YEAR-END               EXERCISE PRICE)
                                 ACQUIRED ON   LESS EXERCISE   ---------------------------   ---------------------------
NAME                              EXERCISE        PRICE)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             -----------   -------------   -----------   -------------   -----------   -------------
James K. Schuler...............          --      $      --            --             --        $    --        $   --
Harvey L. Goth.................          --      $      --        12,060          8,458        $ 8,548        $3,374
Pamela S. Jones................          --      $      --        61,108         39,792        $37,181        $7,357
David L. Oyler.................          --      $      --        28,438         22,563        $ 5,469        $3,419
Douglas M. Tonokawa............          --      $      --        22,146         14,354        $14,393        $4,294

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee") of the Board of Directors sets the base salary of the Company's executive officers and approves individual bonus programs for executive officers. Option grants to executive officers are made by the Committee, and the Committee has complete discretion in establishing the terms of each such grant. The following is a summary of policies of the Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this proxy statement.

CEO COMPENSATION

    In January 1992, prior to the Company's initial public offering, the Company entered into an employment agreement with James K. Schuler, the Company's Chief Executive Officer, providing for the payment of a base annual salary of $420,000 or an amount otherwise agreed upon by the parties. The Committee took action during 1994 to increase Mr. Schuler's annual base salary to $650,000 effective April 1, 1994. The employment agreement had an initial term of three years, and requires Mr. Schuler to devote substantially all of his time to Company affairs. The employment agreement is automatically renewable for a one-year term commencing on each anniversary of the date of such agreement, unless either party notifies the other party otherwise. No such notice of termination was given for any year from 1995 to 2000. The Committee played no role in the negotiation of this agreement. However, Mr. Schuler's base and incentive bonus compensation is influenced by the following policies. In 1999, Mr. Schuler received a bonus allocation equal to approximately 1% of the overall Company's pretax income before bonus expense related to corporate personnel.

COMPENSATION PHILOSOPHY

    The Committee applies a consistent philosophy to compensation for all employees, including executive officers. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and stockholders.

    - THE COMPANY PAYS COMPETITIVELY. The Company is committed to providing a pay program that helps attract and retain quality employees. To ensure that pay is competitive, the Company compares its pay practices with those of companies in its industry and in the markets in which it operates and sets its pay parameters based on this review. The base salary for the Company's executive officers approximate the average for the comparison group, reflecting the Company's relative position within the group. The public homebuilders included in the comparison group are substantially the ones included in the peer group index reflected on the Performance Graph.

    - THE COMPANY PAYS FOR RELATIVE SUSTAINED PERFORMANCE. Executive officers are rewarded based upon the overall Company performance or the performance of particular divisions, as appropriate. Performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as returns on invested capital, profit margins, pretax income, and results of operations.

    - THE COMPANY STRIVES FOR FAIRNESS IN THE ADMINISTRATION OF PAY. The Company strives to balance the compensation paid to a particular individual and the compensation paid to other persons both inside the Company and at comparable companies.

GENERAL COMPENSATION POLICY

    The Committee's overall policy is to offer the Company's executive officers competitive cash- and equity-based compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance.

    The principal factors taken into account in establishing each executive officer's compensation package are summarized below. Additional factors may be taken into account to a lesser degree, and the relative weight given to each factor varies with each individual in the sole discretion of the Committee. The Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

    CASH-BASED COMPENSATION. The Committee sets base salaries for executive officers on the basis of personal performance, the salary levels in effect for comparable positions with other companies in the industry (as discussed above) and in the markets in which the Company operates, and internal comparability considerations. There have been no meaningful increases in the base salaries of executive officers since 1994.

    In addition to base salaries, executive officers receive cash bonuses pursuant to the Company's incentive bonus plan. The executive officers, along with substantially all of the Company's non-commissioned employees, share in the overall Company's or a particular division's bonus pool. The bonus pool is currently based upon a percentage applied to the overall Company's or the particular division's quarterly pretax income, as appropriate. This amount is allocated to employees, including executive officers, taking into consideration the employee's position within the Company, salary level and individual performance. In the calculation of a particular division's bonus pool, a higher percentage is applied to pretax income attained in excess of two-thirds of the pretax income goals established per the applicable calendar year business plan. In addition, the calculation is progressively tiered such that the percentages to be applied to pretax income increase when certain higher benchmarks for pretax profit margins and returns on investment are achieved. The Company believes that all employees share the responsibility of achieving profits.

    The Company also has a 401(k) retirement savings plan to which it can make a matching contribution to eligible participants. The Company's 1999 matching contribution equaled 25% of the eligible participants' contributions.

    LONG-TERM EQUITY-BASED COMPENSATION. The Committee intends to make stock option grants on a periodic basis. Each grant is designed to align the interests of the executive officers with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years), thus providing a return to the officer only if he or she remains in the employ of the Company and the market price of the shares appreciates over the option term. The size of the option grant to each executive officer generally is set at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but there is also taken into account the size of comparable awards made to individuals in similar positions in the industry as reflected in external surveys, the individual's potential for future responsibility and promotion over the option term, the individual's personal performance in recent periods and the number of options held by the individual at the time of grant. Generally, as an officer's level of responsibility increases, a greater portion of his or her total compensation will be dependent upon Company performance and stock price appreciation rather than base salary. The relative weight given to these factors varies with each individual in the sole discretion of the Committee.

    The Company has an Employee Stock Purchase Plan ("ESPP"), which is intended to provide employees, including the executive officers, with the opportunity to acquire a proprietary interest in the Company. The purchase price per share is generally equal to 85% of the fair market value per share of the Company's common stock at the date of purchase. Similar to the stock option grants, the ESPP is designed to closely align the interests of the executive officers with those of the stockholders.

DEDUCTION LIMIT FOR EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based compensation. Compensation which qualifies as performance-based compensation is not taken into account for purposes of this limitation.

    Historically, the Company has not sought to limit its compensation plans to comply with the performance-based compensation requirements of Section 162(m). The Compensation Committee for fiscal year 2000 has now determined that, in view of the Company's growth and industry position, it would be advisable for its proposed incentive bonus plan to meet the requirements of Section 162(m) so that the Company may pay competitive compensation to its senior executives without losing tax deductions available to the Company. Accordingly, the Compensation Committee for fiscal year 2000 has adopted, subject to stockholder approval, the Schuler Homes, Inc. 2000 Incentive Bonus Plan. The Company intends for awards to its executive officers under the bonus plan to qualify for the performance-based compensation exemption under Section 162(m).

    While the Company is structuring its new compensation plan to comply with the exemption requirements of Section 162(m), corporate objectives may not always be consistent with the requirements for full deductibility. Accordingly, the Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation to the company's executive officers in the future as they deem appropriate.

    It is the opinion of the Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

    Submitted by the Compensation Committee of the Company's Board of Directors:

                                          Martin T. Hart
                                          Bert T. Kobayashi, Jr.

PERFORMANCE GRAPH

    The following performance graph shows the percentage change in cumulative total return to a holder of the Company's Common Stock, assuming dividend reinvestment, compared with the cumulative total return, assuming dividend reinvestment, of the Standard & Poor's 500 Stock Index and the peer group indicated below, during the five year period ended December 31, 1999.

                           TOTAL SHAREHOLDER RETURNS*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        SCHULER HOMES INC.  S&P 500 INDEX  PEER GROUP
Dec 94                 100            100         100
Dec 95               54.82         137.58      148.53
Dec 96               43.86         169.17      144.67
Dec 97               45.17         225.60      235.74
Dec 98               50.00         290.08      287.36
Dec 99               45.61         351.12      201.50

* $100 invested on December 31, 1994 in stock, group or index.

                                INDEXED RETURNS

                                                                            YEARS ENDED
                                                  ---------------------------------------------------------------
                                                    BASE
                                                   PERIOD
COMPANY NAME/INDEX                                 DEC94      DEC95      DEC96      DEC97      DEC98      DEC99
------------------                                --------   --------   --------   --------   --------   --------
SCHULER HOMES INC...............................    $100     $ 54.82    $ 43.86    $ 45.17    $ 50.00    $ 45.61
S&P 500 INDEX...................................    $100     $137.58    $169.17    $225.60    $290.08    $351.12
PEER GROUP......................................    $100     $148.53    $144.67    $235.74    $287.36    $201.50

                              PEER GROUP COMPANIES

CENTEX CORP                                          PULTE CORP
D R HORTON INC                                       RYLAND GROUP INC
ENGLE HOMES INC                                      STANDARD PACIFIC CP
HOVNANIAN ENTRPRS INC--CL A                          TOLL BROTHERS INC
KAUFMAN & BROAD HOME CORP                            WEBB (DEL E) CORP
LENNAR CORP

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee during 1999 was comprised of two independent, non-employee directors of the Company, Bert T. Kobayashi, Jr. and Martin T. Hart. Neither of these individuals was an officer or employee of the Company at any time during the 1999 fiscal year or at any other time.

    No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

TRANSACTIONS WITH DIRECTORS

    From time to time, the Company has engaged the law firm of Kobayashi, Sugita & Goda to perform legal work. Bert T. Kobayashi, Jr., a director of the Company since June 1992, is a senior partner of this Honolulu law firm. During fiscal 1999, $36,000 in legal fees to Kobayashi, Sugita & Goda were incurred by the Company.

    All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the independent and disinterested members of the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that there was compliance for the fiscal year ended
December 31, 1999 with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners.

                                 ANNUAL REPORT

    The Annual Report of the Company for the fiscal year ended December 31, 1999 has been mailed concurrently with the mailing of the Notice of Annual Meeting and proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy soliciting material, In compliance with Rule 14a-3 promulgated under the Securities Exchange Act of 1934, the Company hereby undertakes to provide without charge to each person upon written request, a copy of the Company's Annual Report on Form 10-K, including the financial statements and financial schedules thereto. Requests for such copies should be directed to Schuler Homes, Inc., 828 Fort Street Mall, Fourth Floor, Honolulu, Hawaii 96813,
Attention: Investor Relations.

    It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE WHICH HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                          By Order of the Board of Directors,

                                          /s/ Pamela S. Jones

                                          Pamela S. Jones
                                          SECRETARY

April 20, 2000
Honolulu, Hawaii

                                                                       EXHIBIT A

                 SCHULER HOMES, INC. 2000 INCENTIVE BONUS PLAN

    1. PURPOSE. The Purpose of the Schuler Homes, Inc. 2000 Incentive Bonus Plan (the "Plan") is to provide employees of Schuler Homes, Inc., a Delaware corporation (the "Company"), and its Affiliates with incentive compensation based upon the level of achievement of financial and other performance criteria. The Plan will enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

    2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

    (a) "Affiliate" means (i) any Person that directly, or through one or more intermediaries, controls, is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

    (b) "Award" means cash payment.

    (c) "Board" means the Board of Directors of the Company.

    (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

    (e) "Committee" shall mean the Compensation Committee of the Board, which shall consist of two or more Outside Directors.

    (f) "Covered Employee" shall mean a Participant who is a "covered employee" within the meaning of Code Section 162(m) and the Treasury regulations promulgated thereunder with respect to any Performance Period.

    (g) "Outside Directors" shall mean "outside directors" with the meaning of Code Section 162(m) and the Treasury regulations promulgated thereunder.

    (h) "Participant" shall mean any employee who is selected by the Committee (or in the case of employees who are not Covered Employees, who are selected by any Person or committee empowered by the Committee to make such selection) to participate in the Plan for a Performance Period.

    (i) "Performance-Based Compensation" shall mean amounts satisfying the applicable requirements imposed by Code Section 162(m) and the Treasury regulations promulgated thereunder with respect to that term.

    (j) "Performance Period" shall mean the fiscal year of the Company, or any other period during a fiscal year selected by the Committee, as to which an Award may be earned.

    (k) "Person" shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

    (l) "Target Award" shall mean one or more Award levels for a Performance Period that will be paid in accordance herewith if certain performance criteria are achieved in such Performance Period.

    3.  AWARDS.

    (a) The Committee may determine and designate employees who shall be Participants for any Performance Period. The Committee shall establish: (i) a Target Award for the Performance Period; (ii) the performance criteria for the Performance Period with respect to the Target Award; (iii) whether the Award is intended to satisfy the requirements for Performance-Based Compensation. For any Performance Period, determinations required for Awards intended to qualify as Performance-Based Compensation shall be made within the time necessary to comply with such requirements. Designation as a Participant for any Performance Period shall not entitle any employee to the right to be designated as a Participant for any other Performance Period.

    (b) The performance criteria to be established with respect to any Target Awards shall be based upon any one or more of the following measures: return on investment; revenues; backlog; gross margin; sales; general and administrative expenses; pre-tax income; net income; cash flow; earnings per share; return on operating assets; return on equity; operating profit; shareholder return; market share improvement; or economic value added. Such goals may be particular to a line of business, region, division, or other unit or may be based on the Company generally or any Affiliate.

    (c) Notwithstanding the establishment of any target Award and related performance criteria pursuant to Section 3(a), in the sole discretion of the Committee, the Award payable to a Participant in respect of such Target Award may be adjusted, at any time prior to payment of the related Award, either to increase or decrease the value of such Award, as follows:

        (i) the Committee may adjust an Award for an individual performance on the basis of such quantitative and qualitative measures and evaluations as it deems appropriate;

        (ii) the Committee may make such adjustments as it deems appropriate in the case of any Participant whose position with the Company has changed during the applicable Performance Period;

       (iii) the Committee shall have the discretion to adjust performance criteria and the methodology used to measure the determination of the degree of attainment of such criteria;

provided, that to the extent required to qualify as Performance-Based Compensation, any Award designated as Performance-Based Compensation may not be adjusted under this Section 3(c) or otherwise in a manner that increases the value of such Award for Covered Employees. The Committee shall retain the discretion to adjust such Awards for Covered Employees in a manner that does not increase the value of such Awards, at any time prior to the payment thereof.

    (d) Awards shall be paid as soon as practicable after the Performance Period, except to the extent that a Participant has made an election to defer the receipt of such Award pursuant to a deferral arrangement with the Company or any of its Affiliates. For Awards that do not constitute Performance-Based Compensation, the Compensation Committee may establish rules and procedures for advance payment of all or a portion of such Awards, or such other payment arrangements as it deems desirable or appropriate.

    4. AWARD LIMITATIONS TO PARTICIPANTS. Notwithstanding any other provision of the Plan to the contrary, the maximum Award payable to any one Participant with respect to any fiscal year of the Company shall not exceed $3 million. Prior to the payment with respect to any Award designated as intended to satisfy the requirements for Performance-Based Compensation for Covered Employees, the Committee shall certify in writing the attainment of the performance criteria and any other material terms.

    5. ELIGIBILITY. Persons employed by the Company or any of its Affiliates in a Performance Period prior and subsequent to the establishment by the Committee of the Target Award for such Performance Period may be eligible to be participants under the Plan for such Performance Period. An employee is not rendered ineligible to be a Participant by reason of being a member of the Board.

    6.  OTHER CONDITIONS.

    (a) No Person shall have any right to be selected as a Participant for any Performance Period or to receive an Award under the Plan. There is no obligation for uniformity of treatment of Participants under the Plan. Awards under the Plan may not be assigned or alienated.

    (b) Neither the Plan nor any action taken thereunder shall be construed as giving to any Participant the right to be retained in the employ of the Company or any Affiliate.

    (c) The Company or any Affiliate shall have the right to deduct from any Award to be paid under the Plan any federal, state or local taxes required by law to be withheld with respect to such payment.

    (d) No segregation of any moneys or the creation of any trust or the making of any special deposit shall be required in connection with any Awards made or to be made under the Plan.

    (e) This Plan is not intended and shall not preclude the Board from adopting, continuing, amending or terminating such additional compensation arrangements as it deems desirable from Participants under this Plan, including any thrift, savings, investments, stock purchase, stock option, profit-sharing, pension, retirement, insurance, bonus or other incentive plan.

    7. DESIGNATION OF BENEFICIARIES. If the Committee decides to implement this Section 7, a Participant may designate one or more beneficiaries to receive all or part of the Award which may be made to the Participant, or may be payable, after such Participant's death. A designation of beneficiary may be replaced by a new designation or may be revoked by the Participant at any time. A designation or revocation shall be on a form to be provided for this purpose and shall be signed by the Participant and delivered to the Company or Affiliate employing the Participant prior to the Participant's death. In case of the Participant's death, an Award with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be paid to the designated beneficiaries at the time such Award would have been paid to Participant, if Participant were still alive. Any Award granted or payable to a Participant who is deceased and not subject to such a designation shall be distributed to the Participant's estate at the time such Award would have been paid to Participant, if Participant were still alive. If there shall be any question as to the legal right of any beneficiary to receive an Award under the Plan, the amount in question may be paid to the estate of the Participant, in which event the Company or its employing Affiliate shall have no further liability to anyone with respect to such amount.

    8.  PLAN ADMINISTRATION.

    (a) The Committee shall have the full power to administer and interpret the Plan and to establish rules for its administration. In making any determinations under or referred to in the Plan, the Committee shall be entitled to rely on opinions, reports or statements of officers or employees of the Company and its Affiliates, and of counsel, public accountants and other professional or expert Persons.

    (b) Except to the extent prohibited by applicable law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any Person or committee selected by it; provided, however, that the Committee may not allocate or delegate any portion of its responsibilities in connection with or relating to Covered Employees or Performance-Based Compensation. Any such allocation or delegation may be revoked by the Committee at any time.

    (c) The Plan shall be governed by the laws of the State of Delaware and applicable Federal law.

    9. MODIFICATION OR TERMINATION OF PLAN. The Board may modify or terminate the Plan at any time, effective at such date as the Board may determine.

The Board of Directors recommends a vote FOR the nominees for            Please mark
director and FOR Proposal Nos. 2 and 3. This Proxy, when properly        your votes as   /X/
executed, will be voted as specified hereon. This Proxy will be          indicated in
voted FOR the nominees for director and FOR Proposal Nos. 2 and 3        this example
if no specification is made.


1. ELECTION OF DIRECTORS         Nominee: Pamela S. Jones            2. To approve the adoption of the
                                 Nominee: Martin T. Hart                Company's 2000 Incentive Bonus Plan.
          FOR       WITHHOLD
                    AUTHORITY
                                 INSTRUCTIONS: To withhold authority         FOR    AGAINST     ABSTAIN
          / /          / /       to vote for any individual nominee,         / /      / /          / /
                                 strike a line through the nominee's
                                 name above.


3. To ratify the selection of Ernst & Young        4. In their discretion, the Proxies are authorized
   LLP as independent public accountants of the       to vote upon such other matters as may properly
   Company.                                           come before the meeting.

         FOR    AGAINST     ABSTAIN
         / /      / /         / /


                                                        Please sign exactly as your name(s) is (are) shown
                                                        on the share certificate to which the Proxy applies.
                                                        When shares are held by joint tenants, both should
                                                        sign. When signing as an attorney, executor,
                                                        administrator, trustee or guardian, please give full
                                                        title as such. If a corporation, please sign in full
                                                        corporate name by President or other authorized
                                                        officer. If a partnership, please sign in
                                                        partnership name by authorized person.


SIGNATURE                      SIGNATURE                           DATE
         ----------------------         ---------------------------    ---------

      PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.
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


                              SCHULER HOMES, INC.

                                   PROXY FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 22, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints James K. Schuler and Pamela S. Jones, and each or either of them as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of SCHULER HOMES, INC., held of record by the undersigned on April 5, 2000 at the Annual Meeting of Stockholders of Schuler Homes, Inc. to be held May 22, 2000, or at any adjournment thereof.

          (Continued and to be marked, dated and signed on other side)

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                            - FOLD AND DETACH HERE -